UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017 (December 1, 2017) Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously announced, on December 1, 2017, Protea Biosciences Group, Inc., and its subsidiary, Protea Biosciences, Inc., (together, the “Company”) filed voluntary petitions (the “Chapter 11 Case”) for reorganization under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court of West Virginia (the “Court”). The Chapter 11 Case is being administered under each debtor’s name: Protea Biosciences Group, Inc. (Case No. 1:17-bk-01201) and Protea Biosciences, Inc. (Case No. 1:17-bk-01200). The Company intends to continue to operate its business at a reduced level as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2017, the Board of Directors (the “Board”) of the Company accepted the resignation of David Halverson as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ John W. Teitz
John W. Teitz, Chief Restructuring Officer